Exhibit 23.2




Securities and Exchange Commission
450 Fifth Street, N. W.
Washington, D. C. 20549

Re:  Colonial Properties Trust Registration on Form S-3

         We are aware that our reports dated May 8, 2000, August 11, 2000 and November 3, 2000, on our reviews of interim financial information of Colonial Properties Trust as of and for the periods ended March 31, 2000 and 1999, June 30, 2000 and 1999 and September 30, 2000 and 1999, respectively, and included in the Company's quarterly report on Forms 10-Q for the periods then ended, are incorporated by reference in the registration statement on Form S-3 related to the Shelf Registration filed on February 6, 2001. Pursuant to Rule 436(c) under the Securities Act of 1933, these reports should not be considered a part of the registration statement prepared or certified by us within the meaning of Sections 7 and 11 of that Act.


/s/ PricewaterhouseCoopers LLP
    --------------------------
    PricewaterhouseCoopers LLP
    Birmingham, Alabama
    February 6, 2001